PASQUALE & BOWERS

                   Certified Public Accountants
                 90 Presidential Plaza, Suite 210
                     Syracuse, New York 13202





To the Board of Directors
Pioneer Railcorp
Peoria, Illinois



We hereby consent to the use, in this Registration Statement, of our report, dated March 5, 1994, relating to the consolidated financial statements of Pioneer Railcorp and Subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.




/s/ PASQUALE & BOWERS

Syracuse, New York
January 24, 1996